                                                                    EXHIBIT 99.3





                             GEONET GATHERING, INC.





                              FINANCIAL STATEMENTS

                     WITH REPORT OF INDEPENDENT ACCOUNTANTS

                 as of and for the year ended December 31, 2000

             and the unaudited statements as of and for nine months

                            ended September 30, 2001

                             GEONET GATHERING, INC.

                                TABLE OF CONTENTS

                                   ----------

                                                                         PAGE(S)
                                                                         -------
Report of Independent Accountants                                              1

Financial Statements:

  Balance Sheets as of September 30, 2001 and
    December 31, 2000                                                          2

  Statements of Operations for the nine months
    ended September 30, 2001 and for the year
    ended December 31, 2000                                                    3

  Statements of Stockholder's Equity (Deficit) for
    the nine months ended September 30, 2001 and
    for the year ended December 31, 2000                                       4

  Statements of Cash Flows for the nine months ended
    September 30, 2001 and for the year ended
    December 31, 2000                                                          5

  Notes to Financial Statements                                             6-13


                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Geonet Gathering, Inc.


We have audited the accompanying balance sheet of Geonet Gathering, Inc. as of December 31, 2000, and the related statement of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Geonet Gathering, Inc. as of December 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.




Houston, Texas
May 18, 2001

                             GEONET GATHERING, INC.

                                 BALANCE SHEETS

                                   ----------

                                                                                  SEPTEMBER 30,        DECEMBER 31,
     ASSETS                                                                           2001                2000
     ------                                                                       -------------        ------------
                                                                                   (unaudited)
Current assets:
  Cash and cash equivalents                                                        $ 4,793,892         $ 7,414,252
  Restricted cash                                                                           --           1,780,622
  Accounts receivable, net of allowance for
    doubtful accounts of $245,000 in 2001
    and 2000                                                                        43,044,830          51,958,464
  Exchange inventory                                                                        --           7,165,239
  Prepaid expenses and other assets                                                    359,854             499,500
                                                                                   -----------         -----------

    Total current assets                                                            48,198,576          68,818,077

Property and equipment, net                                                          4,531,611           4,430,528
Other assets                                                                           126,332             126,332
                                                                                   -----------         -----------
      Total assets                                                                 $52,856,519         $73,374,937
                                                                                   ===========         ===========

LIABILITIES AND STOCKHOLDER'S EQUITY
------------------------------------

Current liabilities:
  Accounts payable                                                                 $44,321,696         $66,650,366
  Accrued liabilities                                                                   14,255              15,000
  Accrued state income taxes payable                                                   110,766             165,795
  Notes payable                                                                             --                  --
                                                                                   -----------         -----------

    Total current liabilities                                                       44,446,717          66,831,161
                                                                                   -----------         -----------

Due to affiliated company                                                            4,890,000           4,380,000

Interest payable to affiliated company                                               1,152,721             865,356
                                                                                   -----------         -----------

      Total liabilities                                                             50,489,438          72,076,517

Stockholder's equity:
  Common stock, $1 par value, 1,000,000
    shares authorized, 1,000 shares issued
    and outstanding                                                                      1,000               1,000
  Additional paid in capital                                                           444,552             444,552
  Retained earnings/deficit                                                          1,921,529             852,868
                                                                                   -----------         -----------


      Total stockholder's equity                                                     2,367,081           1,298,420
                                                                                   -----------         -----------

        Total liabilities and stockholder's
          equity                                                                   $52,856,519         $73,374,937
                                                                                   ===========         ===========


                     The accompanying notes are an integral
                      part of these financial statements.

                             GEONET GATHERING, INC.

                            STATEMENTS OF OPERATIONS

                                   ----------

                                                      NINE MONTHS ENDED           YEAR ENDED
                                                        SEPTEMBER 30,            DECEMBER 31,
                                                            2001                     2000
                                                        ------------             ------------
                                                         (unaudited)
Operating revenues                                      $423,272,547             $572,193,766
                                                        ------------             ------------

Costs and operating expenses:
  Cost of goods sold                                     408,165,438              552,574,495
  Operating expenses                                      11,898,347               16,234,696
                                                        ------------             ------------

    Total costs and operating expenses                   420,063,785              568,809,191
                                                        ------------             ------------

    Gross margin                                           3,208,762                3,384,575

Selling, general and administrative
  expenses                                                   792,943                1,090,383
                                                        ------------             ------------

      Operating income                                     2,415,819                2,294,192
                                                        ------------             ------------

Other income (expenses):
  Interest income                                            137,531                  447,653
  Interest expense                                          (494,689)                (452,149
                                                        ------------             ------------

    Total other income (expenses)                           (357,158)                  (4,496
                                                        ------------             ------------

Income before provision for state
  income taxes                                             2,058,661                2,289,696

Provision for state income taxes                                  --                  165,795
                                                        ------------             ------------

      Net income                                        $  2,058,661             $  2,123,901
                                                        ============             ============








                     The accompanying notes are an integral
                       part of these financial statements.

                             GEONET GATHERING, INC.

                  STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

                                   ----------


                                                                                        RETAINED
                                              COMMON STOCK          ADDITIONAL          EARNINGS
                                          --------------------       PAID-IN          (ACCUMULATED
                                          SHARES       AMOUNT        CAPITAL            DEFICIT)             TOTAL
                                          ------      --------      ----------        ------------        ----------
Balance at December 31,
  1999                                     1,000         1,000         444,552         (1,271,033)          (825,481)

Net income                                    --            --              --          2,123,901          2,123,901
                                           -----      --------      ----------        -----------         ----------

Balance at December 31,
  2000                                     1,000      $  1,000      $  444,552        $   852,868         $1,298,420


Net income (unaudited)                        --            --              --          2,058,661          2,058,661
Dividend (unaudited)                          --            --              --           (990,000)          (990,000)
                                           -----      --------      ----------        -----------         ----------

Balance at September 30,
  2001 (unaudited)                         1,000      $  1,000      $  444,552        $ 1,921,529         $2,367,081
                                          ======      ========      ==========        ===========         ==========











                     The accompanying notes are an integral
                       part of these financial statements.

                             GEONET GATHERING, INC.

                            STATEMENTS OF CASH FLOWS

                                   ----------

                                                                              NINE MONTHS ENDED       YEAR ENDED
                                                                                 SEPTEMBER 30,        DECEMBER 31,
                                                                                    2001                 2000
                                                                                 ----------           -----------
                                                                                 (unaudited)
Cash flows from operating activities:
  Net income                                                                     $ 2,058,661          $ 2,123,901
  Adjustments to reconcile net income to
    net cash provided (used) by operating
    activities:
    Depreciation and amortization expense                                            249,235              299,581
    Bad debt expense                                                                      --              125,000
    Changes in operating assets and liabilities:
      Increase in accounts receivable                                              8,913,632          (15,614,710)
      Increase in exchange inventory                                               7,165,238           (4,294,623)
      Increase in prepaid and other current
        assets                                                                       139,646             (136,989)
      Increase in other assets                                                            --                   --
      Increase in trade accounts payable                                         (22,328,670)          28,056,543
      Increase in accrued expenses and other
        accounts payable                                                                (745)             310,450
      Increase in state income tax payable                                           (55,029)             165,795
                                                                                 -----------           ----------

        Net cash provided (used) by
          operating activities                                                    (3,858,032)          11,034,948
                                                                                 -----------           ----------

Cash flows from investing activities:
  Capital expenditures                                                              (350,318)            (703,219)
                                                                                 -----------           ----------

        Net cash used in investing activities                                       (350,318)            (703,219)
                                                                                 -----------           ----------

Cash flows from financing activities:
  Proceeds from borrowings with affiliated
    company                                                                          797,368               50,000
  Repayment of borrowings to affiliated
    company                                                                               --           (1,323,000)
  Dividends paid                                                                    (990,000)                  --
  Net payments of notes payable                                                           --           (2,105,013)
  Net proceeds from notes payable                                                         --                   --
  Decrease (increase) in restricted cash                                           1,780,622             (276,562)
                                                                                 -----------           ----------

        Net cash provided (used) by
          financing activities                                                     1,587,990           (3,654,575)
                                                                                 -----------           ----------

Net increase in cash and cash equivalents                                         (2,620,360)           6,677,154

Cash and cash equivalents, beginning of year                                       7,414,252              737,098
                                                                                 -----------           ----------

Cash and cash equivalents, end of year                                           $ 4,793,892          $ 7,414,252
                                                                                 ===========          ===========

Supplemental Disclosure of Cash Flow
  Information:

  Cash paid for interest                                                         $        --          $   156,417
                                                                                 ===========          ===========


                     The accompanying notes are an integral
                       part of these financial statements.

                             GEONET GATHERING, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                   ----------

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        BASIS OF PRESENTATION

        Geonet Gathering, Inc. (the "Company") is incorporated in the state of Texas, and its primary business is the transportation and marketing of crude oil in the south Louisiana region. The Company owns and operates the Black Bayou Pipeline (the "Pipeline") which extends approximately 9 miles from its terminal in Gibson, Louisiana to the St. James interconnect point and leases the land surrounding the Pipeline and the related facilities. In 1999, the Company constructed two additional pipelines connecting the terminal to a Ship Shoal interconnect in Gibson, Louisiana.

        Effective April 17, 1992, the date of incorporation, the stockholders of the Company elected to have the Company treated as an S Corporation under the Internal Revenue Code. As such, the Company does not record federal income taxes at the corporate level, and its taxable income or loss is passed through to its stockholders.

        INTERIM FINANCIAL DATA

        The interim financial data as of and for the nine months ended September 30, 2001 are unaudited and do not include all of the information and footnotes required by GAAP for complete financial statements; however, in the opinion of management, the interim financial data includes all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for the nine-month period ended September 30, 2001. The results of operations for the interim period are not necessarily indicative of the results for the entire fiscal year.

        CASH AND CASH EQUIVALENTS

        For purposes of reporting cash flows, the Company considers highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents.

        ALLOWANCE FOR DOUBTFUL ACCOUNTS

        An allowance for doubtful accounts is provided, when appropriate, based on past experience and other factors which, in management's judgment, deserve current recognition in estimating probable bad debts. Such factors include circumstances with respect to specific accounts receivable, growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable and current economic conditions.

        EXCHANGE INVENTORY

        Exchange inventory consists primarily of crude oil and is stated at the lower of cost (weighted average cost method) or market.

                                    Continued

                             GEONET GATHERING, INC.

                                   ----------

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        DERIVATIVE FINANCIAL INSTRUMENTS

        The Company primarily uses futures transactions to hedge the effects of fluctuations in the prices of oil. In order to qualify as a hedge, the price movements in the underlying commodity derivatives must be sufficiently correlated with the hedged commodity. Gains and losses related to commodity derivatives which qualify as hedges of commodity commitments are included in the balance sheet on a net basis as either other assets or other liabilities. The deferred gains and losses are recognized in income when the underlying hedged physical transaction closes and are included in other revenues in the statements of operations. Gains and losses related to such instruments, which do not qualify as hedges, are recognized on a current basis and are also included in other revenues.

        PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment are stated at cost. Depreciation is computed over the estimated useful lives or lease term (5 to 15 years) of the related assets using the straight-line method for financial reporting purposes. Maintenance and repairs are charged to expense as incurred and significant renewals and betterments are capitalized. The cost and related accumulated depreciation of assets retired or otherwise disposed of are eliminated from the accounts, and any resulting gain or loss is recognized in operations in the year of disposal.

        IMPAIRMENT OF LONG-LIVED ASSETS

        In the event that facts and circumstances indicate that the carrying value of a long-lived asset may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

        OTHER ASSETS

        Other assets consist principally of line pack crude oil inventory held in the Company's pipeline to keep the system operational. The inventory is stated at the lower of cost (weighted average cost method) or market.


                                    Continued

                             GEONET GATHERING, INC.

                                   ----------

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities. These estimates also affect disclosure of contingent assets and liabilities at the date of the financial statements and the related reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that its estimates are reasonable.

        REVENUE RECOGNITION

        Revenue and the related costs of sale are recognized upon receipt of inventory by the customer.

        FAIR VALUE OF FINANCIAL INSTRUMENTS

        Fair value estimates of financial instruments are based on relevant market information and may be subjective in nature and involve uncertainties and matters of significant judgment. The Company believes that the carrying value of its assets and liabilities approximates the fair value of such items. The Company does not hold or issue financial instruments for trading purposes.

        COMPREHENSIVE INCOME

        Effective January 1, 1998 the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income, which requires a company to display an amount representing comprehensive income as part of the Company's basic financial statements. Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income and net income are identical.





                                    Continued

                             GEONET GATHERING, INC.

                                   ----------

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

        DISMANTLEMENT, RESTORATION AND ENVIRONMENTAL COSTS

        The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum substances at Company sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Liabilities for expenditures of noncapital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.

2.      EXCHANGE INVENTORY

        The Company maintains its exchange inventory levels at amounts sufficient only to meet existing sales contracts which have fixed prices. Consequently, changes in the market prices of inventory do not generally impact the Company's ability to recover the cost of inventory.

        At December 31, 2000, the Company held approximately 260,000 barrels representing $7,165,239 in exchange inventory related primarily to existing sales contracts with the Company's primary customers. As of September 30, 2001, (unaudited) the Company's had zero barrels of exchange inventory.


3.      PROPERTY AND EQUIPMENT

         Property and equipment consists of the following at September 30, 2001 and December 31, 2000:


                                                                             2001                2000
                                                                          ----------          ----------
                                                                          (unaudited)
          Land                                                            $  195,119          $  195,119
          Pipeline and facilities improvements                             5,268,718           4,985,809
          Furniture, fixtures and equipment                                   68,864              34,770
          Automobiles                                                         66,026              32,711
                                                                          -----------         ----------
                                                                           5,598,727           5,248,409
          Less accumulated depreciation                                   (1,067,116)           (817,881)
                                                                          ----------          ----------

                                                                          $4,531,611          $4,430,528
                                                                          ==========          ==========


                                    Continued

                             GEONET GATHERING, INC.

                                   ----------

4.      DERIVATIVE FINANCIAL INSTRUMENTS

        During 2001 and 2000, the Company held several instruments that reduced the Company's exposure to market fluctuations in the price of crude oil. The Company's market exposure arises from fixed price sales commitments that extend for periods up to one month. The Company uses crude oil futures to manage and hedge price risk related to these market exposures. In addition to hedging activities, the Company also engages in the trading of crude oil futures, and therefore experiences net open positions in terms of price and volume. The weighted average life of the Company's commodity risk portfolio was approximately 1.5 months at December 31, 2000 and zero months (unaudited) at September 30, 2001.

        The Company uses crude oil futures contracts to hedge anticipated purchases of oil. Under the crude oil futures contracts, the Company receives or makes payments based on the differential between a specifies price and the actual price of oil. The gains, losses and costs related to those financial instruments that qualify as a hedge are not recognized until the underlying physical transaction occurs. At September 30, 2001 (unaudited) and December 31, 2000, the Company had no unrecognized net gains or losses related to financial instruments accounted for as a hedge.

        The Company had no spread-trade contracts with brokers at September 30, 2001 or December 31, 2000. In February 2000, the Company had spread-trade contracts with brokers for sales of approximately $2,138,500 and 80,000 barrels of crude oil. In addition, the Company had spread-trade Contracts with brokers for purchases of approximately $2,061,600 and 80,000 barrels of crude oil for March 2000. The Company also had crude oil futures contracts with brokers to exchange monthly payments on notional amounts of $1,247,500 and 50,000 barrels of crude oil in April 2000.




                                   Continued

                             GEONET GATHERING, INC.

                                   ----------

4.      DERIVATIVE FINANCIAL INSTRUMENTS, CONTINUED

        The Company is exposed to credit losses in the event of nonperformance by the counterparties to its futures agreements. The Company anticipates, however, that counterparties will be able to fully satisfy their obligations under the contracts. The Company does not obtain collateral to support financial instruments but monitors the credit standing of the counterparties.


5.      DUE TO AFFILIATED COMPANY

        During 1996, the Company entered into an agreement with another company which is wholly owned by one of the stockholders of the Company to provide funding for working capital and capital expenditure requirements. During the year, the Company executed a note payable to the affiliated company for $50,000 in addition to notes executed in 1998 and 1999 that were still outstanding in 2000. All of the notes payable, totaling $4,380,000 at December 31, 2000, are unsecured. The outstanding balance plus accrued interest at December 31, 2000 is payable on January 1, 2002 and bears interest at rates ranging from 8.25% to 8.75% per year. The unsecured note outstanding at the end of September 30, 2001 (unaudited) was $4,890,000 at rates ranging from 8.25% to 8.75% per year.

6.      ADMINISTRATIVE SERVICES AGREEMENT

        The Company has an Administrative Services Agreement (the Agreement) with a company that is wholly-owned by the stockholders of the Company. The Agreement provides for office space and certain corporate functions of the Company to be supplied by the related company, including clerical and secretarial support, office services and supplies, tax, legal and audit consultation, financial planning, cash management, financial assistance and training. During 2000, the Company paid $420,000 in management fees under the agreement to the related company. The Agreement is renewable each year. Through September 30, 2001, (unaudited) the Company paid $315,000 in management fees to the related company.

7.      LEASE COMMITMENTS

        The Company has entered into various lease agreements for the land surrounding the Company's pipeline and terminal facilities which are accounted for as operating leases.

                                    Continued

                             GEONET GATHERING, INC.

                                   ----------

7.      LEASE COMMITMENTS, CONTINUED

        At December 31, 2000, the future minimum payments required under noncancellable operating leases with original lease terms of greater than one year are as follows:

            YEAR ENDED
            DECEMBER 31
            -----------
                 2001                           $  112,320
                 2002                              112,320
                 2003                              112,320
                 2004                              112,320
                 2005                              112,320
                 Thereafter                      2,062,460
                                                ----------

                     Total                      $2,624,060
                                                ==========


        Rent expense for the year ended December 31, 2000, was $111,557. Rent expense for the nine-months ended September 30, 2001 (unaudited) was $89,462.

8.      CONCENTRATION OF CREDIT RISKS

        The Company's operations are conducted in the crude oil transportation industry and are geographically concentrated in southern Louisiana. Accordingly, the Company has a concentration of trade accounts receivable arising from transportation and sale of crude oil to multinational and large independent oil companies operating in southern Louisiana. This concentration of customers operating within a single industry may affect the Company's overall credit risk because its customers may all be similarly affected by changes in economic, regulatory or other unanticipated factors. The Company believes that the rapid turnover of its receivables and its access to letters of credit from its customers serve to reduce its overall credit risk. At September 30, 2001, (unaudited) and December 31, 2000 all trade accounts receivable arose from crude oil transportation and sales within the Company's industry and geographic concentrations.

9.      COMMITMENTS AND CONTINGENCIES

        During 1997, the Company entered into a $15,000,000 demand promissory note with Credit Agricole Indosuez. This financing facility is used by the Company to finance the purchase, transportation, storage and sale of petroleum products. The financing facility is collateralized by substantially all of the assets of the Company. At December 31, 2000 the Company had outstanding letters of credit under the facility for purchases of oil in the amounts of $8,903,112. At September 30, 2001, (unaudited) the Company had outstanding letters of credit under this facility in the amount of $0.

                                   Continued

                             GEONET GATHERING, INC.

                                   ----------


9.      COMMITMENTS AND CONTINGENCIES, CONTINUED

        At December 31, 2000, $1,780,622 of the cash on hand was restricted as a result of cash collateral requirements included in the financing facilities. At September 30, 2001, (unaudited) none of the cash on hand was restricted.